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                                                                   Exhibit 10.14

                              NEUBERGER BERMAN, LLC

              FLOATING RATE SUBORDINATED NOTE DUE SEPTEMBER 1, 2004

No. R-1                                                       New York, New York
$25,000,000                                                    September 1, 1999
PPN: 64125@ AA 2

                  FOR VALUE RECEIVED, the undersigned, NEUBERGER BERMAN, LLC (the "Company"), a Delaware limited liability company, hereby promises to pay to TRAL & CO, or registered assigns, the principal sum of TWENTY-FIVE MILLION DOLLARS on September 1, 2004, with interest (computed on the basis of actual days elapsed and a year of 360 days) on the unpaid balance thereof (a) from the date hereof, payable on each Interest Payment Date (as defined below), at a rate per annum for the Interest Period ending on such Interest Payment Date equal to the Adjusted LIBOR Rate (as the terms Interest Period and Adjusted LIBOR Rate are defined in the Note Purchase Agreement referred to below) as determined in respect of such Interest Period pursuant to such Note Purchase Agreement, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in such Note Purchase Agreement), payable on each Interest Payment Date as aforesaid (or on demand at the option of the holder hereof) at a rate per annum from time to time equal to 2% above the Adjusted LIBOR Rate (as so defined).

                  As used herein the term "Interest Payment Date" means each March 1, June 1, September 1 and December 1.

                  Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                  This Note is one of the Floating Rate Subordinated Notes issued pursuant to the Subordinated Note Purchase Agreement dated as of September 1, 1999 (as from time to time amended, the "Note Purchase Agreement") between the Company and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
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                  Pursuant to the Note Purchase Agreement the Company is
required to give written notice to the holder of this Note of the LIBOR Rate for each Interest Period as determined on the Reset Date (as defined in the Note Purchase Agreement) for such Interest Period. The LIBOR Rate and Adjusted LIBOR Rate for each Interest Period shall be endorsed by the holder of this Note on the schedule attached hereto or any continuation thereof prior to any transfer of this Note.

                  The Note Purchase Agreement is a satisfactory subordination agreement within the meaning of Rule 15c3-1d of the Securities and Exchange Commission adopted under the Securities Exchange Act of 1934, as amended. Reference is made to the Note Purchase Agreement for provisions relating to the prepayment, both optional and mandatory, and the acceleration or deferral of maturity hereof. Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are subordinated, to the extent specified in the Note Purchase Agreement, to all claims of or to the present and future creditors of the Company whose claims are not similarly subordinated and to claims which are now or hereafter expressly stated to be senior in right of payment to this Note and claims that are similarly subordinated arising out of any matter prior to the date which the Company's obligation to make such payment of principal, Make-Whole Amount or interest matures, all as provided in the Note Purchase Agreement.

                  This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  The Company may make optional prepayments of principal, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

                  If an Event of Default or Event of Acceleration, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.


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                  This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York.

                                     NEUBERGER BERMAN, LLC


                                     By /s/ C. Carl Randolph
                                        ------------------------------------
                                        Title: General Counsel and Principal


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